                                                                    EXHIBIT 99.1

                     LEXINGTON FIRST FEDERAL SAVINGS BANK
                             19 Natchez Trace Drive
                           Lexington, Tennessee 38351
                                 (901) 968-6624

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        To be Held on ___________, 1997

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Lexington First Federal Savings Bank (the "Bank") will be held at the Bank's main office located at 19 Natchez Drive, Lexington, Tennessee 38351 on ___________, ____________, 1997, at __:__ __.m. Central Time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

     (1) To approve and adopt the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"), pursuant to which: (i) Lexington First Federal Mutual Holding Company (the "Mutual Holding Company"), which currently owns approximately 60.54% of the common stock of the Bank, will convert from mutual form to a federal interim stock savings institution and simultaneously merge with and into the Bank, with the Bank being the surviving entity; (ii) an interim institution ("Interim") to be formed as a wholly owned subsidiary of Community National Corporation, a Tennessee corporation recently formed as a wholly owned subsidiary of the Bank (the "Company"), will merge with and into the Bank, with the Bank being the surviving entity and becoming a wholly owned subsidiary of the Company; (iii) the outstanding shares of the Bank common stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of common stock of the Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the Company as they currently own of the Bank, before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the Company thereafter, receiving cash in lieu of fractional shares or exercising dissenter's rights ("Exchange Shares"); and (iv) in connection therewith, the Bank's charter will be amended to establish a liquidation account in accordance with applicable regulations. Following the Stock Conversion and Reorganization, the Bank intends to convert from a federal stock savings bank to a national bank (the "Bank Conversion") to be known as Community National Bank of Tennessee. In addition, the Company is offering shares of its common stock by means of a Prospectus, and the sale of such stock and the reorganization are referred to herein as the "Stock Conversion and Reorganization." The Stock Conversion and Reorganization and the Bank Conversion are referred to collectively herein as the "Conversion."

     (2) To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management of the Bank is not aware of any matters other than those set forth above which may properly come before the meeting.

     Stockholders of the Bank have the right, pursuant to 12 C.F.R. Section 522.14, to dissent from the Stock Conversion and Reorganization and to exercise appraisal rights for their shares of the Bank common stock upon strict compliance with the terms and conditions of 12 C.F.R. Section 552.14, a copy of which is attached hereto as Appendix A. Failure to comply strictly with the requirements of 12 C.F.R. Section 552.14 will result in the loss of appraisal rights.

     Stockholders of record of the Bank at the close of business on __________, 1997 are entitled to notice of and to vote at the Special Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       _________________
                                       Arba M. Taylor
                                       Secretary
Lexington, Tennessee
_______________ __, 1997

   =========================================================================
           YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS
      MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.  ANY
      PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY
      TIME PRIOR TO THE EXERCISE THEREOF.  PROXIES MUST BE RECEIVED PRIOR
      TO THE COMMENCEMENT OF THE MEETING.

           YOUR VOTE IS VERY IMPORTANT.  VOTING ON THE PLAN DOES NOT
      REQUIRE YOU TO PURCHASE STOCK IN THE OFFERINGS.
   =========================================================================

                                PROXY STATEMENT

                            _______________________

                        SPECIAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished to the holders of the common stock, par value $1.00 per share (the "Bank Common Stock"), of Lexington First Federal Savings Bank (the "Bank" or "Lexington First") (the "Stockholders") in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Special Meeting of Stockholders ("Special Meeting") to be held at the Bank's main office located at 19 Natchez Trace Drive, Lexington, Tennessee on _________, ____________, 1997, at __:__ __.m., Central Time, and at
any adjournment thereof for the purpose of considering a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") pursuant to which: (i) Lexington First Federal Mutual Holding Company (the "Mutual Holding Company"), which currently owns approximately 60.54% of the Bank Common Stock, will convert from mutual form to a federal interim stock savings institution and simultaneously merge with and into the Bank, with the Bank being the surviving entity; (ii) an interim institution ("Interim") to be formed as a wholly owned subsidiary of Community National Corporation, a Tennessee corporation recently formed as a wholly owned subsidiary of the Bank (the "Company"), will merge with and into the Bank, with the Bank being the surviving entity and becoming a wholly owned subsidiary of the Company; (iii) the outstanding shares of the Bank Common Stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of common stock, $1.00 par value, of the Company (the "Common Stock") pursuant to a ratio that will result in the holders of such shares (the "Public Stockholders") owning in the aggregate approximately the same percentage of the Company as they currently own of the Bank, before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the Company thereafter, the receipt of cash in lieu of fractional shares or the exercise of dissenter's rights ("Exchange Shares"); and (iv) in connection therewith, the Bank's charter will be amended to establish a liquidation account in accordance with applicable regulations. Following the Stock Conversion and Reorganization, the Bank intends to convert from a federal stock savings bank to a national bank (the "Bank Conversion") to be known as Community National Bank of Tennessee. In addition, the Company is offering shares of Common Stock by means of a Prospectus, and the sale of such stock and the reorganization are referred to herein as the "Stock Conversion and Reorganization." The Stock Conversion and Reorganization and the Bank Conversion are referred to collectively herein as the "Conversion."

     Each proxy solicited hereby, if properly signed and returned to the Bank and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each signed proxy received will be voted in favor of the Plan and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Only proxies that are returned can be counted and voted at the Special Meeting.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Bank (Arba M. Taylor, Secretary and Treasurer, Lexington First Federal Savings Bank, 19 Natchez Trace Drive, Lexington, Tennessee 38351) written notice thereof; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Special Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment thereof and will not be used for any other meeting.

     This Proxy Statement is expected to be mailed to stockholders on or about ____________ __, 1997.

                      VOTING SECURITIES AND REQUIRED VOTE

     Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the Stock Conversion is conditioned upon the approval of the Plan by the OTS, as well as (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the members of the Mutual Holding Company (the "Members") as of the close of business on _______________ __, 1997 (the "Voting Record Date") at a special meeting of Members called for the purpose of considering the Plan (the "Members' Meeting"), and (2) the approval of the holders of at least two-thirds of the shares of the outstanding Bank Common Stock held by the Stockholders as of the voting record date at the Special Meeting. In addition, the Company, the Mutual Holding Company and the Bank (the "Primary Parties") have conditioned the consummation of the Stock Conversion and Reorganization on the approval of the Plan by the holders of at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Special Meeting. The Mutual Holding Company intends to vote its shares of Bank Common Stock, which amount to 60.54% of the outstanding shares, in favor of the Plan at the Special Meeting. In addition, as of March 31, 1997, directors and executive officers of the Bank as a group (nine persons) beneficially owned ______ shares or ______% of the outstanding Bank Common Stock, which shares can also be expected to be voted in favor of Plan at the Special Meeting.

     Only stockholders of record at the close of business on ____________ __,, 1997 (the "Voting Record Date") are entitled to notice of and to vote at the Special Meeting. On the Voting Record Date, there were ________ shares of Bank Common Stock outstanding, and the Bank had no other class of equity securities outstanding. Each share of Bank Common Stock is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting.

     A majority of the outstanding Bank Common Stock, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are present at the Special Meeting and are not voted in the absence of instructions from the customers ("broker non-votes") will be counted as present for determining if a quorum is present. Because adoption of the Plan must be approved by the holders of at least two-thirds of the outstanding Bank Common Stock, abstentions and broker non-votes will have the same effect as a vote against such proposal. The Plan also conditions consummation of the Stock Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, at the Special Meeting by the Public Stockholders. Abstentions and broker non-votes will have no effect on the required vote of the Public Stockholders.

                   INCORPORATION OF INFORMATION BY REFERENCE

     The Prospectus of the Company is incorporated herein by reference. The Prospectus sets forth a description of the terms and the related offering of the Common Stock by the Company under the caption "The Stock Conversion and Reorganization." Such caption also describes the effects of the Stock Conversion and Reorganization on the stockholders of the Bank and the members of the Mutual Holding Company, including the tax consequences of the Stock Conversion and Reorganization and the establishment of a liquidation account for the benefit of certain depositors of the Bank. Upon consummation of the Stock Conversion and Reorganization, the charter of the Bank will be amended to provide for a liquidation account. This amendment is being adopted to comply with applicable regulations of the OTS. See Appendix B attached hereto. As part of the Bank Conversion, the Bank will adopt a national bank charter and bylaws. See Appendices C and D, attached hereto.

     Information regarding the Bank, the Company and the Mutual Holding Company are set forth in the Prospectus under the captions "Lexington First Federal Savings Bank," "Community National Corporation" and "Lexington First Federal Mutual Holding Company" respectively, as well as under the caption "Summary." The Prospectus also describes the business and financial condition of the Bank under the captions "Business of the Bank" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements of the Bank are included in the Prospectus. Information regarding the use of proceeds of the Offerings conducted in connection with the Stock Conversion and Reorganization, the historical capitalization of the Bank and the pro forma capitalization of the Company, and other pro forma data are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization" and "Pro Forma Data," respectively.

     The Prospectus sets forth certain information as to the Bank Common Stock beneficially owned by (i) the only persons or entities who or which were known to the Bank to be the beneficial owner of more than 5% of the issued and outstanding Bank Common Stock, (ii) the directors of the Bank, and (iii) all directors and executive officers of the Bank as a group. See "Beneficial Ownership of Capital Stock" in the Prospectus.

     The Prospectus also sets forth a comparison of the rights of stockholders of the Bank with the rights of stockholders of the Company. See "Comparison of Stockholders' Rights" in the Prospectus.

                        DISSENTERS' RIGHTS OF APPRAISAL

     Record holders of Bank Common Stock are entitled to appraisal rights under
Section 552.14 of the OTS regulations as a result of the merger of the Mutual Holding Company (following its conversion to a federal interim stock savings institution) with and into the Bank and the merger of the Bank with and into Interim, with the Bank to be the surviving entity in both mergers (the "Mergers"). Any person having a beneficial interest in shares of Bank Common Stock held of record in the name of another person, such as a broker or nominee, and who wishes to exercise dissenters' rights must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 552.14 and is qualified in its entirety by the full text of Section 552.14, which is reprinted as Appendix A to this Proxy Statement.

     Under Section 552.14, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to the meeting, the institution must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 552.14. This Proxy Statement shall constitute such notice to the record holders of Bank Common Stock. Any such stockholder who wishes to exercise such appraisal rights should review carefully the following discussion and Appendix A to this Proxy Statement because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under Section 552.14.

     A holder of shares of Bank Common Stock wishing to exercise his appraisal rights must deliver to the Secretary of the Bank, before the vote on the Plan at the Special Meeting, a writing which identifies such stockholder and which states his intention to demand appraisal of and payment for his shares of Bank Common Stock. Such demand must be in addition to and separate from any proxy or vote against the Plan. A vote against the Plan does not, by itself, constitute a demand for appraisal rights. Also, voting for the approval and adoption of the Plan will result in the loss of appraisal rights with respect to such shares. In addition, a holder of shares of Bank Common Stock wishing to exercise his appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must hold such shares continuously through the Effective Date.

     Only a holder of record of shares of Bank Common Stock is entitled to assert appraisal rights for the shares of Bank Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as his name appears on his stock certificates. If the shares of Bank Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Bank Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Bank Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Bank Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Bank Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of Bank Common Stock as to which appraisal is sought and where no number of shares of Bank Common Stock is expressly mentioned the demand will be presumed to cover all shares of Bank Common Stock held in the name of the record owner. Stockholders who hold their shares of Bank Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights must take all necessary steps in order that a demand for appraisal is made by the record holder of such shares and are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the record holder and for surrendering the certificates for such shares to the Bank for notation of appraisal rights as set forth below.

     All written demands for appraisal should be sent or delivered to Arba M. Taylor, Secretary and Treasurer, Lexington First Federal Savings Bank, 19 Natchez Trace Drive, Lexington, Tennessee 38351 so as to be received prior to the vote of stockholders with respect to the Plan.

     Within ten days after the effective date ("Effective Date") of the Stock Conversion and Reorganization, the Bank, as the resulting institution in the Mergers, must: (i) send a written notice as to the Effective Date of the Stock Conversion and Reorganization to each person who has satisfied the appropriate provisions of Section 552.14 and who has not voted in favor of the Plan, (ii) make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the Bank to be the fair value thereof, and (iii) inform each stockholder that within 60 days of such date the stockholder must take certain actions set forth in such notice (and summarized below). A written offer to dissenting stockholders, if any, will be based on the circumstances existing on the Effective Date, and the Bank has not determined the price per share it would offer any dissenting stockholders. If, within 60 days of the Effective Date, an agreement is reached as to the fair value between the Bank and a dissenting stockholder, payment therefore shall be made within 90 days of the Effective Date.

     If the Bank and any holder of the Bank Common Stock who has complied with the foregoing procedures and who is entitled to appraisal rights under Section
552.14 have not agreed as to the fair value within 60 days of the Effective Date, the stockholder may file a petition with the OTS, with a copy of the Bank by registered or certified mail demanding a determination of the fair value of the stock of all dissenting stockholders. A stockholder who fails to file such petition within 60 days of the Effective Date shall be deemed to have accepted the Exchange Shares to which he is entitled. In addition, within 60 days of the Effective Date, each stockholder demanding appraisal and payment under Section
552.14 must submit to the Bank the certificates for notation thereon that appraisal and payment has been demanded and that appraisal proceedings are pending. The failure to submit certificates for notation will result in the loss of appraisal rights. The Bank is not under any obligation to file a petition with respect to the appraisal of the fair value of the shares of Bank Common Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 552.14.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Director of the OTS will determine the holders of shares of Bank Common Stock entitled to appraisal rights and will order an appraisal of the "fair value" of the shares of Bank Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Stock Conversion and Reorganization. Such appraisal may be conducted by appropriate staff of the OTS or such independent appraiser as the Director shall determine. If the appraisal is conducted by an independent appraiser, then the OTS staff will review and provide an opinion as to the suitability of the methodology and the adequacy of the analysis and supportive data. If the Director concurs in the valuation, then payment of the appraised value of the shares will be directed from the resulting institution (the Bank) upon surrender of the certificates representing the dissenting shares of Bank Common Stock, along with interest from the Effective Date at a rate deemed equitable by the Director. Holders of shares of Bank Common Stock considering seeking appraisal should be aware that the fair value of their shares of Bank Common Stock as determined under Section 552.14 could be more than, the same as, or less than the value of the consideration they would receive pursuant to the Plan if they did not seek appraisal of their shares of Bank Common Stock.

     The costs of any appraisal proceeding may be apportioned and assessed by the Director as he or she deems equitable against all or some of the parties. In making the determination, the Director shall consider whether any of the parties has acted arbitrarily, vexatiously, or not in good faith.

     Any holder of shares of Bank Common Stock who has duly demanded an appraisal in compliance with Section 552.14 will not, after the Effective Date, be entitled to vote the shares of Bank Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to, or a vote to be taken by, holders of record of shares of Bank Common Stock as of a date prior to the Effective Date).

     If any holder of Bank Common Stock who demands appraisal of his shares under Section 552.14 fails to perfect, or effectively withdraws or loses his right to appraisal as provided in Section 552.14, the shares of such stockholder will be converted into Exchange Shares in accordance with the Plan. A holder may withdraw his demand for appraisal by delivering to the Bank a written withdrawal of his demand for appraisal and acceptance of the Exchange Shares (any such written withdrawal should be directed to Arba M. Taylor, Secretary and Treasurer, Lexington First Federal Savings Bank, 19 Natchez Trace Drive, Lexington, Tennessee 38351).

     Failure to follow the steps required by Section 552.14 for perfecting appraisal rights may result in the loss of such rights.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials for the next annual meeting of stockholders of the Bank, which would be held in April 1998 if the Stock Conversion and Reorganization is not consummated, must be received at the main office of the Bank, 19 Natchez Trace Drive, Lexington, Tennessee 38351, no later than October __, 1997.

                                 OTHER MATTERS

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Bank to vote the proxy upon such other matters as may properly come before the Special Meeting. Management is not aware of any business that may properly come before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of the proxies will be borne by the Bank. In addition to solicitations by mail, the directors and officers of the Bank may solicit proxies personally or by telephone without additional compensation. The Bank will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Bank's proxy materials to the beneficial owners of the Bank Common Stock.

     You may obtain a copy of the Plan, including the Charter and Bylaws of the Company, from the office of the Bank or in writing from the Bank. Any such requests should be directed to Arba M. Taylor, Secretary and Treasurer, Lexington First Federal Savings Bank, 19 Natchez Trace Drive, Lexington, Tennessee 38351. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by the Bank by ________ __, 1997.

     YOUR VOTE IS IMPORTANT! THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PLAN. WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND
---
RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A



               SECTION 552.14 OF THE OTS REGULATIONS RELATING TO
                        DISSENTERS' RIGHTS OF APPRAISAL


(S)552.14 Dissenter and appraisal rights.

     (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with (S)552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

     (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to (S)552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ or any combination of such shares of stock and cash.

     (c)  Procedure.

          (1) NOTICE. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of the management's proxy solicitation for such meeting.

          (2) DEMAND FOR APPRAISAL AND PAYMENT. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

          (3) NOTIFICATION OF EFFECTIVE DATE AND WRITTEN OFFER. Within ten days after the effective date of the combination, the resulting association shall;

               (i) Give written notice by mail to stockholders of constituent Federal Stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

               (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

               (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (6) of this section (set out in the notice) must be satisfied.

     The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

          (4) ACCEPTANCE OF OFFER. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

          (5) PETITION TO BE FILED IF OFFER NOT ACCEPTED. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

          (6) STOCK CERTIFICATES TO BE NOTED. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

          (7) WITHDRAWAL OF DEMAND. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

          (8) VALUATION AND PAYMENT. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate Staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

          (9) COSTS AND EXPENSES. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

          (10) VOTING AND DISTRIBUTION. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

          (11) STATUS. Shares of the resulting association into which shares of the stockholder demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                                                      APPENDIX B


          Section 8. Liquidation Account. Pursuant to the requirements of 12 C.F.R. Subchapter D, the Savings Bank shall establish and maintain a liquidation account for the benefit of its savings account holders who had an account balance of at least $50.00 as of the close of business on either December 31, 1995 or June 30, 1997 ("eligible depositors"). In the event of a complete liquidation of the Savings Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Savings Bank's eligible depositor's inchoate interest in the liquidation account, to the extent it is still in existence, provided that an eligible depositor's inchoate interest in the liquidation account shall not entitle such eligible depositor to any voting rights at meetings of the Savings Bank's stockholders.

                                                                      Appendix C
                            ARTICLES OF ASSOCIATION

                                       OF

                      COMMUNITY NATIONAL BANK OF TENNESSEE


          For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of Association:

          FIRST. The title of this association shall be "COMMUNITY NATIONAL BANK OF TENNESSEE" (hereinafter referred to as the "Bank").

          SECOND. The main office of the Bank shall be in the City of Lexington, County of Henderson, State of Tennessee. The general business of the Bank shall be conducted at its main office and its branches and facilities.

          THIRD. The board of directors of this Bank shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the Bank, or of a holding company owning the Bank, with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or (iii) the date of that person's most recent election to the board of directors, whichever is more recent. Any combination of common or preferred stock of the Bank or holding company may be used.

          Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders; provided, however, that the board of directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

          Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

          Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

          Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the Bank, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the Bank or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

          FOURTH.   There shall be an annual meeting of the shareholders to
elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the Bylaws, or if that day falls on a legal holiday in the state in which the Bank is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

          In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her. If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the common stock of the Bank, preferred shareholders will have cumulative voting rights and will be included within the same class as common shareholders, for purposes of the election of directors.

          Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Bank entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the Bank not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the Bank not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.

          (1) The name and address of each proposed nominee.

          (2) The principal occupation of each proposed nominee.

          (3) The total number of shares of capital stock of the Bank that will be voted for each proposed nominee.

          (4) The name and residence address of the notifying shareholder.

          (5) The number of shares of capital stock of the Bank owned by the notifying shareholder.

          Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No Bylaw may unreasonably restrict the nomination of directors by shareholders.

          A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the Bank, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

          A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

          Any action that may be taken at or may be required to be taken at any annual or special meeting of shareholders of the Bank, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote upon such action.

          FIFTH. The authorized amount of capital stock of this Bank shall be ______________ shares of common stock of the par value of one dollar ($1.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

          No holder of shares of the capital stock of any class of the Bank shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Bank, whether now or hereafter authorized, or to any obligations convertible into stock of the Bank, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion, may from time to time determine and at such price as the board of directors may from time to time fix.

          Unless otherwise specified in the Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the Articles of Association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

          Unless otherwise specified in the Articles of Association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected, must vote together as a single voting group on the proposed amendment.

          Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

          Unless otherwise provided in the Bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

          If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the Bank may: (a) issue fractional shares or; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established an active market in the Bank's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Bank upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the scripts or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the Bank and the proceeds paid to scriptholders.

          The Bank, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

          SIXTH. The board of directors shall appoint one of its members president of this Bank and one of its members chairman of the board, and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Bank, and such other officers and employees as may be required to transact the business of this Bank. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the Bylaws.

        The board of directors shall have the power to:

        (1) Define the duties of the officers, employees and agents of the Bank.

        (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the Bank.

        (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

        (4)   Dismiss officers and employees.

        (5) Require bonds from officers and employees and to fix the penalty thereof.

        (6) Ratify written policies authorized by the Bank's management or committees of the board.

        (7) Regulate the manner in which any increase or decrease of the capital of the Bank shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Bank in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

        (8)   Manage and administer the business and affairs of the Bank.

        (9) Adopt initial Bylaws, not inconsistent with law or the Articles of Association, for managing the business and regulating the affairs of the Bank.

        (10) Amend or repeal Bylaws, except to the extent that the Articles of Association reserve this power in whole or in part to shareholders.

        (11)  Make contracts.

        (12) Generally to perform all acts that are legal for a board of directors to perform.

        SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the city of Lexington, Tennessee, without the approval of the shareholders, or with a vote of shareholders owning two-thirds of the stock of the Bank for a relocation outside such limits, and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of the city of Lexington, Tennessee but not more than thirty miles beyond such limits. The board of directors shall have the power to establish or change the location of any branch or branches of the Bank to any other location, without the approval of the shareholders, subject to approval by the Office of the Comptroller of the Currency.

        EIGHTH. The corporate existence of this Bank shall continue until termination according to the laws of the United States.

        NINTH. The board of directors of this Bank, or any 15 or more shareholders owning, in the aggregate, not less than a majority of the stock of this Bank, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60 days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Bank. Unless otherwise provided by the Bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

        TENTH.  Indemnification of Directors and Officers.
                -----------------------------------------

        A.  Persons.  The Bank shall indemnify, to the extent provided in
            -------
paragraphs B, D or F of this Article Tenth:

                (1) any person who is or was a director, officer, employee, or agent of the Bank; and

                (2) any person who serves or served at the Bank's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

        B.  Extent -- Derivative Suits.  In case of a threatened, pending or
            --------------------------
completed action or suit by or in the right of the Bank against a person named in paragraph A by reason of his holding a position named in paragraph A, the Bank shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

        C.  Standard -- Derivative Suits.  In case of a threatened, pending or
            ----------------------------
completed action or suit by or in the right of the Bank, a person named in paragraph A shall be indemnified only if:

                (1)  he is successful on the merits or otherwise; or

                (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Bank, including, but not limited to, the taking of any and all actions in connection with the Bank's response to any tender offer or any offer or proposal of another party to engage in a merger, consolidation or other business combination not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged to have been liable to the Bank unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        D.  Extent -- Nonderivative Suits.  In case of a threatened, pending or
            -----------------------------
completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Bank, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Bank shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees),
(ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

        E.  Standard -- Nonderivative Suits.  In case of a nonderivative suit, a
            -------------------------------
person named in paragraph A shall be indemnified only if:

                (1)  he is successful on the merits or otherwise; or

                (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Bank, including, but not limited to, the taking of any and all actions in connection with the Bank's response to any tender offer or any offer or proposal of another party to engage in a merger, consolidation or other business combination not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

        F.  Determination That Standard Has Been Met.  A determination that the
            ----------------------------------------
standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in subparagraph C(2) (second sentence), the determination may be made:

                (1) by a majority vote of the directors of the Bank who were not parties to the action, suit or proceeding even through less than a quorum; or

                (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

                (3)  by the shareholders of the Bank.

        G.  Proration.  Anyone making a determination under paragraph F may
            ---------
determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

        H.  Advance Payment.  The Bank shall pay in advance any expenses
            ---------------
(including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

                (1)  the board of directors authorizes the specific payment; and

                (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Bank under paragraphs A through G.

        I.  Nonexclusive.  The indemnification and advance payment of expenses
            ------------
provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        J.  Continuation.  The indemnification and advancement of expenses
            ------------
provided by this Article Tenth shall be deemed to be a contract between the Bank and the persons entitled to indemnification thereunder, and any repeal or modification of this Article Tenth shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

        K.  Insurance. The Bank may, upon affirmative vote of a majority of its
            ---------
board of directors, purchase insurance to indemnify its directors, officers, and other employees to the extent that such indemnification is allowed in these Articles of Association. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

        L.  Restriction on Indemnification in Administrative Proceedings.  Any
            ------------------------------------------------------------
contrary provision of this Article Tenth notwithstanding, the Bank shall not indemnify any director, officer or employee against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Bank; nor shall it purchase insurance coverage for a formal order assessing civil money penalties against a director, officer or employee.

        M. Intention and Savings Clause.  It is the intention of this Article
           ----------------------------
Tenth to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware, and this Article Tenth shall be interpreted accordingly. If this Article Tenth or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify each director, officer, employee, and agent of the Bank as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Bank to the full extent permitted by any applicable portion of this Article Tenth that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Delaware is amended, or other Delaware law is enacted, to permit further or additional indemnification of the persons defined in this Article Tenth. A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law.

        ELEVENTH. Duties and Liabilities of Directors and Officers.
                  ------------------------------------------------

                A.  Reliance by Directors and Officers.  Unless he or she has
                    ----------------------------------
knowledge that makes reliance unwarranted, a director or officer, in discharging his or her duties to the Bank, may rely on information, opinions, reports or statements, any of which may be written or oral, formal or informal, including financial statements and other financial data, if prepared or presented by any of the following:

                (1) an officer or employee of the Bank whom the director or officer believes in good faith to be reliable and competent in the matters presented;

                (2) legal counsel, public accountants or other persons as to matters the director or officer believes in good faith are within the person's professional or expert competence; or

                (3) in the case of reliance by a director, a committee of the board of directors of which the director is not a member if the director believes in good faith that the committee merits confidence.

                B.  Consideration of Interests in Addition to Shareholders'
                    -------------------------------------------------------
Interests. In discharging his or her duties to the Bank and in determining what
---------
he or she believes to be in the best interests of the Bank, a director or officer may, in addition to considering the effects of any action on shareholders, consider the following:

                (1) the effects of the action on employees, depositors, and customers of the Bank;

                (2) the effects of the action on the community in which the Bank operates; and

                (3) any other factors the director or officer considers pertinent.

                C.  Limitation on Liability.  A director of the Bank shall not
                    -----------------------
be personally liable to the Bank or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Bank or its shareholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware or other Delaware law is amended or enacted after the date of filing of these Articles of Association to further eliminate or limit the personal liability of directors, then the liability of a director of the Bank shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law. Any repeal or modification of the foregoing paragraph by the shareholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.

        TWELFTH. In furtherance and not in limitation of the powers conferred by statute, the Bank's board of directors is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Bank by a vote of a majority of the board of directors. Notwithstanding any other provision of these Articles of Association or the Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the shareholders of the Bank except by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or recission is included in the notice of such meeting), or, as set forth above, by the board of directors.

        THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Bank, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Bank's board of directors may propose one or more amendments to the articles of the association for submission to the shareholders.


        IN WITNESS WHEREOF, we have hereunto set our hands this ____ day of _____________, 1997.


-----------------------------------         ------------------------------------
Charles H. Walker                           Howard W. Tignor


-----------------------------------         ------------------------------------
Arba M. Taylor                              Pope Thomas


-----------------------------------         ------------------------------------
Stephen M. Lowry                            Robert C. Thomas


-----------------------------------
Pat Carnal

                                                                      Appendix D
                                     BYLAWS

                                       OF

                      COMMUNITY NATIONAL BANK OF TENNESSEE


                                   Article I

                            Meetings of Shareholders

     Section 1.1 Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting shall be held at the main office of the Bank, 19 Natchez Trace Drive, City of Lexington, State of Tennessee or such other place as the board of directors may designate, at ______ __.m., on the [specify day] of [specify month] of each year, or if that date falls on a legal holiday in the state in which the Bank is located, on the next following banking day. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the Bank. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two thirds of the shares.

     Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any 15 or more shareholders owning, in the aggregate, not less than a majority of the stock of the Bank. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Bank a notice stating the purpose of the meeting. Any shareholder having actual notice of a special meeting of shareholders and of the business to be transacted at such meeting may waive formal notice of the meeting by a writing filed with the secretary of the Bank.

     The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

     A special meeting may be called by shareholders or the board of directors to amend the Articles of Association or Bylaws, whether or not such Bylaws may be amended by the board in the absence of shareholder approval.

     If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the Bank becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     Section 1.3 Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the president of the Bank, not less than 14 days or more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' prior notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the Bank not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (1)   The name and address of each proposed nominee.

     (2)   The principal occupation of each proposed nominee.

     (3) The total number of shares of capital stock of the Bank that will be voted for each proposed nominee.

     (4)   The name and residence address of the notifying shareholder.

     (5) The number of shares of capital stock of the Bank owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his/her discretion, by disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

     Section 1.4 Judges of Election. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the board of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the cashier a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the Chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     Section 1.5 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

     Section 1.6 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 8.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association, or by the shareholders or directors pursuant to Section 8.2.

     Section 1.7 Action Without a Meeting. Any action that may be taken at or may be required to be taken at any annual or special meeting of shareholders of the Bank, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote upon such action. In the event that the action which is consented to is one that would have required the filing of a certificate with the Office of the Comptroller of the Currency if such action had been voted on by shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement concerning any vote of shareholders, that written consent has been given in accordance with the provisions of this Section 1.6.

                                   Article II

                                   Directors

     Section 2.1 Board of Directors. The board of directors (board) shall have the power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the board.

     Section 2.2 Number. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof.

     Section 2.3 Organization Meeting. The cashier, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Bank to organize the new board and elect and appoint officers of the Bank for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.4 Regular Meetings. The regular meetings of the board of directors shall be held, without notice, on the ________________ of each [month] at the main office. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

     Section 2.5 Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or the president of the Bank, or at the request of three or more directors. Each member of the board of directors shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting. Any directors having actual notice of a special meeting may waive formal notice of the meeting by a writing filed with the secretary of the Bank.

     Members of the board may participate in special meetings of the board by means of a conference telephone or similar communications equipment by which all person participating in the meeting can hear each other. Such participation shall constitute presence in person.

     Section 2.6 Quorum. A majority of the director positions on the board shall constitute a quorum at any meeting, except when otherwise provided by law or these Bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.8.

     If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance.

     Section 2.7 Action Without a Meeting. Any action required or permitted to be taken by the board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

     Section 2.8 Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 2.2 of this Article. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

     A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     Section 2.9. Removal of Directors. At a meeting of shareholders called expressly for the purpose of removing a director, any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors; provided, however, (i) no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice and only such named directors may be removed at such meeting and, (ii) if less than the entire board is to be removed, no director may be removed, with or without cause, if the vote cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board.


                                  Article III

                            Committees of the Board

     Section 3.1 General. Each committee of the board of directors shall have one or more members, who shall serve at the pleasure of the board. The provisions of Article II of these bylaws governing notice of meeting, quorum and voting requirements of the board of directors shall also apply to committees of the board.

     Section 3.2 Executive Committee. There shall be an executive committee composed of the president and two additional directors, appointed by the board annually or more often. The executive committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to exercise authority delegated by the board regarding loans and discounts, and generally to exercise, when the board is not in session, all other powers of the board that may lawfully be delegated. The executive committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

     Section 3.3 Investment Committee. There shall be an investment committee composed of three directors, appointed by the board annually or more often. The investment committee shall have the power to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the board is not in session, all other powers of the board regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

     Section 3.4 Examining Committee. There shall be an examining committee composed of not less than three directors, exclusive of any active officers, appointed by the board annually or more often. The duty of the committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the Bank or cause suitable examinations to be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board at the next regular meeting thereafter. Such report shall state whether the Bank is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board such changes in the manner of conducting the affairs of the Bank as shall be deemed advisable.

     Section 3.5 Other Committees. The board of directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the board may determine.

     However, a committee may not:

     (1)   Authorize distributions of assets for dividends.

     (2)   Approve action required to be approved by shareholders.

     (3)   Fill vacancies on the board of directors or any of its committees.

     (4)   Amend the Articles of Association.

     (5)   Adopt, amend or repeal the Bylaws.

     (6) Authorize or approve issuance or sales or contract for sales of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

     (7) Elect officers, appoint committees, appoint judges of election, or increase or decrease salaries or terms of officers.


                                   Article IV

                             Officers and Employees

     Section 4.1 Chairman of the Board. The board of directors shall appoint one of its members to be the chairman of the board to serve at its pleasure. Such person shall preside at all meetings of the board of directors. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him or her by the board of directors.

     Section 4.2 President. The board of directors shall appoint one of its members to be the president of the Bank. In the absence of the chairman, the president shall preside at any meeting of the board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him or her by the board of directors.

     Section 4.3 Vice President. The board of directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

     Section 4.4 Secretary. The board of directors shall appoint a secretary, cashier, or other designated officer who shall be secretary of the board and of the Bank, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents and papers of the Bank; shall provide for the keeping of proper records of all transactions of the Bank; shall have and may exercise any and all powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time by the board of directors.

     Section 4.5 Other Officers. The board of directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board of directors to be required or desirable to transact the business of the Bank. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board of directors, the chairman of the board, or the president. The board of directors may authorize an officer to appoint one or more officers or assistant officers.

     Section 4.6 Tenure of Office. The president and all other officers shall serve at the pleasure of the board and hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the board of directors.

     Section 4.7 Resignation. An officer may resign at any time by delivering notice to the Bank. A resignation is effective when the notice is given unless the notice specifies a later effective date.


                                   Article V

                          Stock and Stock Certificates

     Section 5.1 Transfers. Shares of stock shall be transferable on the books of the Bank, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Bank with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.

     Section 5.2 Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of the Bank shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Bank properly endorsed.

     The board of directors may adopt or utilize procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

     The Bank may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Bank as the shareholder. The procedure may set forth:

     (1)   The types of nominees to which it applies.

     (2) The rights or privileges that the Bank recognizes in a beneficial owner.

     (3) How the nominee may request the Bank to recognize the beneficial owner as the shareholder.

     (4)   The information that must be provided when the procedure is selected.

     (5) The period over which the Bank will continue to recognize the beneficial owner as the shareholder.

     (6)   Other aspects of the rights and duties created.

                                   Article VI

                                 Corporate Seal

     The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunder designated by the board of directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                   (                                       )
                   (   [IMPRESSION OF SEAL APPEARS HERE]   )
                   (                                       )


                                  Article VII

                            Miscellaneous Provisions

     Section 7.1 Fiscal Year. The fiscal year of the Bank shall end on December 31 of each year.

     Section 7.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Bank by the chairman of the board, or the president, or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the Bank, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Bank in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 7.2 are supplementary to any other provision of these Bylaws.

     Section 7.3 Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

                                  Article VIII

                                     Bylaws

     Section 8.1 Inspection. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Bank, and shall be open for inspection to all shareholders during banking hours.

     Section 8.2 Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors except as provided below. The Bank's shareholders may amend or repeal the Bylaws even though the Bylaws also may be amended or repealed by its board of directors.


                                   Article IX

                           Election of Governing Law

     In accordance with 12 C.F.R. (S) 7.2000(b), the Bank hereby designates the Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991, as amended 1994, and as amended thereafter), as the body of law for its corporate governance procedures to the extent not inconsistent with applicable Federal banking statues and regulations.

                                 *     *     *

          I, _____________________________________________, certify that: (1) I am the duly appointed secretary of Community National Bank of Tennessee and the secretary of its board of directors, and as such officer am the official custodian of its records; and (2) the foregoing Bylaws are the Bylaws of the Bank, and all of them are now lawfully in force and effect.

          I have hereunto affixed my official signature and the seal of the Bank, in the City of Lexington, State of Tennessee on this _____________________ day of ______________, 1997.



                                            ------------------------------------
                                            Secretary

--------------------------------------------------------------------------------
                               REVOCABLE PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     LEXINGTON FIRST FEDERAL SAVINGS BANK
              FOR USE ONLY AT A SPECIAL MEETING OF STOCKHOLDERS
            TO BE HELD ON      , 1997 AND ANY ADJOURNMENT THEREOF.

    The undersigned, being a stockholder of the Bank as of      , 1997,
  hereby appoints      ,        and      , as attorneys-in-fact and agents
  for and in the name of the undersigned, with full powers of substitution, to vote such votes as the undersigned may cast at the Special Meeting of Stockholders to be held at the Bank's office, located at, 19 Natchez
  Trace Drive, Lexington, Tennessee, on      , 1997, at      .m., Central
  Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

  (1) To approve and adopt a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") among Lexington First Federal Mutual Holding Company (the "Mutual Holding Company"), the Bank and Community National Corporation, a Tennessee corporation recently formed as a first-tier wholly owned subsidiary of the Bank (the "Company"), pursuant to which (i) the Mutual Holding Company, which currently owns approximately 60.54% of the outstanding shares of common stock of the Bank, will convert from mutual form to a federal interim stock savings bank and simultaneously merge into the Bank, with the Bank being the surviving entity; (ii) an interim savings institution ("Interim") to be formed as a first-tier wholly owned subsidiary of the Company, will merge into the Bank, with the Bank being the surviving entity and becoming a wholly owned subsidiary of the Company; (iii) the outstanding shares of Bank common stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of common stock of the Company pursuant to an exchange ratio as described in the Proxy Statement; (iv) the Company will sell additional shares of its common stock pursuant to the Plan; (v) in connection therewith the Bank's charter will be amended as set forth in Appendix B to the Proxy Statement; and (vi) the Bank will convert from a federal stock savings bank to a national bank and adopt a national bank charter as set forth in Appendix C to the Proxy Statement.

  (2) In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

  NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

     PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND PROMPTLY RETURN THIS
                   PROXY CARD USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

    THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. SHARES OF COMMON STOCK OF THE BANK WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE HEREIN, SHARES WILL BE VOTED FOR PROPOSAL 1.

--------------------------------------------------------------------------------
  PLEASE MARK VOTES [X]                               FOR    AGAINST   ABSTAIN
  1. Approval and Adoption of the Plan of Conversion  [_]      [_]       [_]
     and Agreement and Plan of Reorganization.
--------------------------------------------------------------------------------

                                             The undersigned hereby acknowl-
                                             edges receipt of a Notice of
                                             Special Meeting of the Stock-
                                             holders of Lexington First Fed-
                                             eral Savings Bank called for
                                                 , 1997 and a Proxy State-
                                             ment for the Special Meeting
                                             prior to the signing of this
                                             proxy.

                                             DATE:                       , 1997
                                             --------------------------------

                                             SIGNATURE:
                                             --------------------------------

                                             --------------------------------
                                             NOTE: PLEASE SIGN EXACTLY AS
                                             YOUR NAME(S) APPEAR(S) ON THIS
                                             PROXY. ONLY ONE SIGNATURE IS
                                             REQUIRED IN THE CASE OF A JOINT
                                             ACCOUNT. WHEN SIGNING IN A REP-
                                             RESENTATIVE CAPACITY, PLEASE
                                             GIVE TITLE.


--------------------------------------------------------------------------------